                                                                    Exhibit 23.3




                             [PERKINS COIE LLP LOGO]
          505 FIFTH AVENUE SOUTH, SUITE 620 o SEATTLE, WASHINGTON 98104
                 TELEPHONE 206 583-8905 o FACSIMILE 206 583-8500



                                 March 21, 2001


Allan Woodburn Associates
18 Newmills Crescent,
Balerno
Midlothian, U.K.
Tel:    +44.131.451.5173
Fax:    +44.131.451.5172
Email:  allanawa@aol.com


        RE:    EDEN BIOSCIENCE CORPORATION


Dear Allan:

        EDEN Bioscience Corporation expects to file its annual report on Form 10-K with the Securities and Exchange Commission on or before March 30, 2001.

        The purpose of this letter is to confirm your consent to the reference to your firm in EDEN's annual report on Form 10-K and the inclusion therein of information derived from your firm's report entitled "Agrochemicals - Executive Review." Exhibit A to this letter identifies the information that we have derived from your firm's report and included in EDEN's annual report.

        Please confirm your consent to the foregoing by executing a copy of this letter below and fax a copy of this letter to the undersigned at (206) 583-8500 immediately. Please also return the original letter by mail or overnight courier. Thank you very much for your assistance with this matter.



                                            Very truly yours,

                                             Perkins Coie, LLP

Agreed and accepted:
Allan Woodburn Associates

By:  /s/ Allan Woodburn
    ----------------------------
     Allan Woodburn, Director

March 21, 2001
Page 2



                                    EXHIBIT A

        "In 2000, the world agrochemical market was just over 29 billion dollars."